Exhibit 10.3

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN
(Effective January 27, 2017)

PERFORMANCE UNIT AWARD AGREEMENT FOR EMPLOYEES
(with related Dividend Equivalents)

PERFORMANCE UNITS GRANTED TO
[Grantee’s Name] ON [Grant Date]

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.
DESCRIPTION OF YOUR PERFORMANCE UNITS. You have received a grant of [Number] Performance Units (“Performance Units”), based on a target level of performance, and an equal number of related Dividend Equivalents. Each Performance Unit represents the right to receive one full Share at the time and in the manner described in this Award Agreement based upon the performance criteria described in the attached Exhibit A. Subject to Section 6 of this Award Agreement, each Dividend Equivalent represents the right to receive an amount equal to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 5(a) of this Award Agreement) with respect to the Shares represented by the related Performance Units. As described herein, the Performance Units and related Dividend Equivalents that will actually be awarded to you may be more or less than the number of Performance Units granted. See Exhibit A for more details.

The “Grant Date” of your Award is [Grant Date]. To accept this Award Agreement, you must return a signed copy of this Award Agreement no later than [Date 30 Days After Grant Date], to [Third Party Administrator] (the “Third Party Administrator”) as follows:
[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]
[TPA Telephone Number]

2.	INCORPORATION OF PLAN AND DEFINITIONS.

(a)
This Award Agreement and your Performance Units are granted pursuant to the terms and conditions of The Scotts Miracle-Gro Company Long-Term Incentive Plan effective January 27, 2017 (the “Plan”) and this Award Agreement. All provisions of the Plan are incorporated herein by reference, and your Performance Units and related Dividend Equivalents are subject to the terms of the Plan. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)	Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.     PERFORMANCE UNIT ACHIEVEMENT. The number of “Performance Units Achieved” will be calculated as follows: Performance Units Achieved = Performance Units * Payout Percentage. The number of Performance Units Achieved, if any, is subject to satisfaction of the performance criteria set forth on Exhibit A over the period beginning on [Beginning Date] and ending on [Ending Date] (the “Performance Period”), and will be determined at the end of the Performance Period. Each whole Performance Unit Achieved represents the right to receive one full Share at the time and in the manner described in this Award Agreement.

4.     VESTING. Except as provided in Section 7 of this Award Agreement, the Performance Units Achieved are subject to the following vesting criteria:

(a)
General Vesting. If your employment continues from the Grant Date until [Third Anniversary of Grant Date] (the “Vesting Date”) the number of Performance Units Achieved shall become 100% vested on the Vesting Date; or

(b)
Accelerated Vesting. Under the following circumstances, the Performance Units Achieved will be deemed to become 100% vested, even if you Terminate prior to the Vesting Date (subject to the performance criteria as described in Section 3 and Exhibit A):

(i)
If you Terminate because of your death or due to a disability for which you qualify for benefits under The Scotts Miracle-Gro Company’s Long-term Disability Plan or another long-term disability plan sponsored by the Company (“Disabled”), the number of Performance Units Achieved will be deemed to become 100% vested as of the Vesting Date; or

(ii)
If you Terminate for a reason other than Cause after reaching age 55 and completing at least 10 years of employment with the Company, its Affiliates and/or its Subsidiaries, the number of Performance Units Achieved will be deemed to become 100% vested as of the Vesting Date.

(iii)
If you Terminate due to an involuntary Termination by the Company without Cause no earlier than 180 days before the Vesting Date, your Termination will be deemed to have occurred on the Vesting Date such that the number of Performance Units Achieved will be deemed to become 100% vested as of the Vesting Date.

5.	SETTLEMENT.

(a)
Subject to the terms of the Plan and this Award Agreement, the number of vested Performance Units Achieved, minus any Shares that are withheld for taxes as provided under Section 5(c), shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days following the Vesting Date (the “Settlement Date”). Your whole Performance Units Achieved shall be settled in full Shares, and any fractional Performance Unit Achieved shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date, which shall equal to the closing price of a Share on the Settlement date if it is a trading day or, if such date is not a trading day, on the next preceding trading day.

(b)
Except as provided in Section 6 of this Award Agreement, you will have none of the rights of a shareholder with respect to Shares underlying the Performance Units unless and until you become the record holder of such Shares.

(c)
You may use one of the following methods to pay the required withholding taxes related to the settlement of your Performance Units Achieved. You will decide on the method at the time prescribed by the Company. If you do not elect one of these methods, the Company will apply the Net Settlement method described below:

(i)
CASH PAYMENT: If you elect this alternative, you will be responsible for paying the Company through the Third Party Administrator cash equal to the minimum statutory withholding requirements applicable on your Performance Units.

(ii)
NET SETTLEMENT: If you elect this alternative, the Company will retain the number of shares with a Fair Market Value equal to the minimum statutory withholding requirements applicable on your Performance Units.

(d)
The number of Performance Units Achieved will vest and be settled only under the circumstances described above, unless there is a Change in Control, in which case your Performance Units may vest earlier at Target in accordance with the Plan and pursuant to the discretion of the Committee. See the Plan for further details.

6.    DIVIDEND EQUIVALENTS. Each Dividend Equivalent represents the right to receive an amount equal to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date with respect to the Shares represented by the related Performance Units Achieved, subject to the same terms and conditions. The Dividend Equivalents on Performance Units Achieved shall be payable only when and to the extent that the underlying Performance Unit vests and becomes payable. Any Dividend Equivalents will be distributed to you in accordance with Section 5 of this Award Agreement or forfeited, depending on whether or not you have met the conditions described in this Award Agreement and the Plan. Any such distributions will be made in (i) cash, for any Dividend Equivalents relating to cash dividends and/or (ii) Shares, for any Dividend Equivalents relating to Share dividends.
7.    FORFEITURE.

(a)
Except as otherwise provided in Section 4 or Section 5(d) of this Award Agreement, you will forfeit your unvested Performance Units if you Terminate prior to the Vesting Date, whether the performance criteria are achieved or not.

(b)
If you engage in “Conduct That Is Harmful To The Company” (as described below), you will forfeit your Performance Units and related Dividend Equivalents and must return to the Company all Shares and other amounts you have received through the Plan or this Award Agreement if, without the Company’s written consent, you do any of the following within 180 days before and 730 days after you Terminate:

(i)	You breach any confidentiality, nondisclosure, and/or noncompetition obligations under any agreement or plan with the Company or any Affiliate or Subsidiary;

(ii)	You fail or refuse to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;

(iii)	You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;

(iv)
You fail to return all property (other than personal property), including vehicles, computer or other equipment or electronic devices, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been provided to you in the course of your employment with the Company or any Affiliate or Subsidiary; or

(v)	You engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated.

8.    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.

9.    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any vested Performance Units and related Dividend Equivalents that may be achieved under this Award Agreement but are settled after you die. This may be done only on the Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

10.    TRANSFERRING YOUR PERFORMANCE UNITS AND RELATED DIVIDEND EQUIVALENTS. Except as described in Section 9, your Performance Units and related Dividend Equivalents may not be transferred to another person. Also, the Committee may allow you to place your Performance Units and related Dividend Equivalents into a trust established for your benefit or the benefit of your family. Contact the Third Party Administrator for further details.

11.    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

12.    OTHER AGREEMENTS AND POLICIES. Your Performance Units and related Dividend Equivalents, whether achieved or not, will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your Performance Units and related Dividend Equivalents granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.

13.    ADJUSTMENTS TO YOUR PERFORMANCE UNITS. Subject to the terms of the Plan, your Performance Units and related Dividend Equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your Performance Units will be adjusted to reflect a stock split).

14.    YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.
By signing below, you acknowledge and agree that:
(a)    A copy of the Plan has been made available to you;
(b)    You understand and accept the terms and conditions of your Award;

(c)	By accepting this Award under the Plan, you agree to all Committee determinations as described in the Plan and this Award Agreement.

(d)
You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(e)	You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Grantee’s Name] By: ______________________________ Date signed: ________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ___________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: ____________________________

EXHIBIT A
PERFORMANCE CRITERIA

The number of Performance Units Achieved under this Award Agreement is subject to the satisfaction of the following performance criteria and will be determined as of the end of the Performance Period, as follows:
Performance Period: [Start Date] to [End Date]
Performance Units Achieved = Performance Units * Payout Percentage

Payout Percentage = Portion of Performance Units achieved

	Metric Weighting	Minimum ( x%)	Target ( x%)	Maximum ( x%)
Metric 1	X%
Metric 2	X%
Metric 3	X%

Note: If actual performance is below the Minimum performance level indicated, no Performance Units will be achieved

Metric Definition 1:
Metric Definition 2:
Metric Definition 3: